UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 11, 2020

BEST BUY CO., INC.

(Exact name of registrant as specified in its charter)

Minnesota	1-9595	41-0907483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7601 Penn Avenue South
Richfield, Minnesota	55423
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (612) 291-1000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, $0.10 par value per share	BBY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company 

If an emerging growth company, indicate by check mark if registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. 

Item 5.03Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On June 11, 2020, the shareholders of Best Buy Co., Inc. ("Best Buy" or the "registrant") voted at the registrant's Regular Meeting of Shareholders to approve amendments to Articles IX and X of the registrant's Amended and Restated Articles of Incorporation (the “Articles”), effective June 11, 2020, to eliminate the supermajority shareholder vote requirements set forth in the Articles.

A copy of the registrant's Amended and Restated Articles, amended as of June 11, 2020, is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07Submission of Matters to a Vote of Security Holders.

On June 11, 2020, Best Buy held its Regular Meeting of Shareholders (the “Meeting”). At the close of business on April 13, 2020, the record date for the determination of shareholders to vote at the Meeting, there were 257,503,347 shares of common stock of the registrant issued and outstanding. The holders of 230,181,299 shares of common stock were represented either in person or by proxy at the Meeting, which constituted a quorum.

The final results of the votes of the shareholders of the registrant are set forth below:

1.Election of Directors. The following individuals were elected as directors for a term of one year, based upon the following votes:

Director Nominee	For	Against	Abstain	Broker Non-Vote
Corie S. Barry	214,750,432	202,118	279,936	14,948,813
Lisa M. Caputo	213,970,105	958,446	303,935	14,948,813
J. Patrick Doyle	214,359,711	562,475	310,300	14,948,813
Kathy J. Higgins Victor	205,204,147	9,703,291	325,048	14,948,813
David W. Kenny	211,169,988	3,744,282	318,216	14,948,813
Karen A. McLoughlin	214,199,350	720,186	312,950	14,948,813
Thomas L. Millner	213,856,826	1,048,666	326,994	14,948,813
Claudia F. Munce	214,586,754	332,585	313,147	14,948,813
Richelle P. Parham	214,169,036	747,654	315,796	14,948,813
Eugene A. Woods	214,662,210	222,895	347,381	14,948,813

2.Ratification of Appointment of Independent Registered Public Accounting Firm. The appointment of Deloitte & Touche LLP as the registrant’s independent registered public accounting firm for the fiscal year ending January 30, 2021, was ratified based upon the following votes:

For	Against	Abstain	Broker Non-Vote
225,906,036	3,987,732	287,531	—

3.Advisory Vote on Executive Compensation. The proposal relating to the non-binding advisory vote to approve the executive compensation of the registrant was approved by shareholders based upon the following votes:

For	Against	Abstain	Broker Non-Vote
201,747,902	13,076,782	407,802	14,948,813

4.Approval of Best Buy Co., Inc. 2020 Omnibus Incentive Plan. The proposal to approve the Best Buy Co., Inc. 2020 Omnibus Incentive Plan was approved by shareholders based upon the following votes:

For	Against	Abstain	Broker Non-Vote
195,873,132	19,027,788	331,566	14,948,813

5.Approval of an Amendment to Article IX, Section 9 of the Amended & Restated Articles. The proposal to approve an amendment to eliminate the supermajority shareholder vote required under Article IX, Section 9 of the Articles to amend, alter or repeal the provisions of Article IX was approved by shareholders based upon the following votes:

For	Against	Abstain	Broker Non-Vote
214,262,745	302,801	666,940	14,948,813

6.Approval of an Amendment to Article IX, Section 10 of the Articles. The proposal to approve an amendment to eliminate the supermajority shareholder vote required under Article IX, Section 10 of the Articles to amend Section 1, Election of Directors, of Article III of the Amended and Restated By-laws was approved by shareholders based upon the following votes:

For	Against	Abstain	Broker Non-Vote
214,149,697	342,887	739,902	14,948,813

7.Approval of an Amendment to Article X, Section 4 of the Articles. The proposal to approve an amendment to eliminate the supermajority shareholder vote required to amend, alter or repeal the provisions of Article X was approved by shareholders based upon the following votes:

For	Against	Abstain	Broker Non-Vote
214,151,052	341,560	739,874	14,948,813

8.Approval of an Amendment to Article X, Section 2 of the Articles. The proposal to approve an amendment to amend the voting standard that applies to shareholder approval of certain transactions under Article X was approved by shareholders based upon the following votes:

For	Against	Abstain	Broker Non-Vote
214,127,209	338,143	767,134	14,948,813

For additional information regarding the registrant, see the registrant's Annual Report on Form 10-K for the fiscal year ended February 1, 2020, and Proxy Statement dated April 29, 2020. Best Buy's Annual Report to Shareholders and its reports on Forms 10-K, 10-Q and 8-K and other publicly available information should be consulted for other important information about the registrant.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits.

The following are filed as Exhibits to this Current Report on Form 8-K.

Exhibit No.	Description of Exhibit
3.1	Best Buy Co., Inc. Amended and Restated Articles of Incorporation.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEST BUY CO., INC.
(Registrant)

Date: June 12, 2020	By:	/s/ TODD G. HARTMAN
Todd G. Hartman
Executive Vice President, General Counsel, Chief Risk & Compliance Officer and Secretary

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